                                                                       Exhibit C

                                    CONTRACT


       Made and entered into at Tel Aviv on this 28th day of December 1999

       Between:   Arwol Achzakot Ltd.
                  Private Company Registration No. 51-260178-2
                  Care of Ravilan, Volovelsky, Dinstein and Co., Law Offices
                  76 Rothschild Boulevard, Tel Aviv
                  (hereinafter: "the Seller")
                                                                                      Of the One Part;

       And:       Mr. Avi Ruimi, holder of Identity Document No. 54341631
                  and/or a Corporation under his control
                  of 46 Rothschild Boulevard, Tel Aviv
                  (hereinafter: "the Purchaser")
                                                                                    Of the Other Part;

Whereas The Seller declares that it is the owner of 12,183,671 shares having a par value of NIS 1.- each in the company Macfall Industries Ltd. Public Company Registration No. 52-003752-4 (hereinafter: "Macfall" or "the Company"), which constitutes 78.3% of the issued and paid up share capital of the Company;

And Whereas       The Seller is desirous of selling to the Purchaser 3,987,700 shares having a par value of NIS 1.- each in the Company
                  (hereinafter: "the Shares Sold");

And Whereas       The Shares Sold as well as the rights of the Seller in and to the Shares Sold are clean, free and unencumbered by any pledge, mortgage, attachment, debt, obligation, right of refusal or any other right of any third party (hereinafter:
                  "clean, free and unencumbered"), save for a mortgage in favor of Bank Hapoalim Ltd. (hereinafter: "the Bank"), with respect to which, on the date of the signature of this Contract, it has given its consent to the release of the Shares Sold from the mortgage in its favor;

And Whereas       The Purchaser is desirous of purchasing the Shares Sold clean, free and unencumbered, all of which as set forth hereunder in this Contract;

And Whereas       Simultaneously with the signature of this Contract and as a condition thereof, the Seller and the Purchaser are entering into contractual arrangements under a shareholders agreement
                  (hereinafter: "the Shareholders Agreement");

And Whereas       The parties desire to regulate the legal relationships between them as set out in this Contract and in the Shareholders
                  Agreement;

     Now therefore it is declared, stipulated and agreed between the parties as follows:


1.       Preamble and Interpretation

         1.1 The preamble to this Contract and the Annexes hereto constitute an integral part hereof. In the event of any contradiction between the provisions of the Contract and the provisions of any of the Annexes, the provisions laid down in this Contract shall prevail.

         1.2 Paragraph headings in this Contract are for the purposes of convenience only and shall not serve in the interpretation of the Contract and/or of any of the stipulations thereof whatsoever.

         1.3 In this Contract the following terms shall have the meaning set out alongside them as follows:

                  "The Stock Exchange"          The Tel Aviv Stock Exchange Ltd.

                  "The First Payment Date"      29th December 1999

                  "The Second Payment Date"     31st January 2000

                  "The Third Payment Date"      15th February 2000

                  "Dollar" An amount in new Israeli shekels in accordance with the last known representative rate of exchange of the United States dollar as at the date of any payment or calculation.

2.       Declarations and Undertakings by the Seller

         The Seller hereby undertakes and declares vis a vis the Purchaser as follows:

         2.1 That it is the sole owner of the Shares Sold and that save for the mortgage in favor of Bank Hapoalim Ltd. (which as at the date of signature of this Contract has given its consent to the release of the mortgage from the Shares Sold), that all its rights in and to the Shares Sold are clean, free and unencumbered, that the Shares Sold are fully paid up, and correct as at the date of signature of this Contract, no undertakings have been given to any third party whatsoever to transfer the Shares Sold, or any part of them, or to refrain from the transfer thereof, and that no option or any other right for the acquisition of the Shares Sold have been granted nor given to any third party whatsoever, and that they shall also so remain on the First Payment Date, as well as on the Second Payment Date and on the Third Payment Date, as the case may be.

         2.2 All the Shares Sold are registered in the register of shareholders of the Company and with the Registrar of Companies in the name of the Seller in the condition thereof as set forth in paragraph 2.1 above.

         2.3 That there is nothing to prohibit, prevent or otherwise restrict the sale of the Shares Sold to the Purchaser, the transfer thereof into its ownership and the registration thereof in its name in the register of shareholders of the Company.

         2.4 That all the Shares Sold are negotiable, are not "blocked" under instructions or directives of the Stock Exchange and/or the Securities Authority and there is no restriction with respect to the transfer thereof to the Purchaser.

         2.5 That the registered share capital of Macfall, correct as at the date of signature of this Contract, is NIS 50,000,000 divided into 50,000,000 ordinary shares having a par value of NIS 1.- each.

         2.6 That to the best of its knowledge, the issued and fully paid up share capital of Macfall as at the date of signature of this Contract is NIS 15,560,588 divided into 15,560,588 ordinary shares having a par value of NIS 1.- each and held by shareholders as set forth in Annex A to this Contract.

         2.7 That to the best of its knowledge, the composition of the additional securities which Macfall has issued is as set forth in Annex B to this Contract, and that Macfall does not have further securities save for those as set forth in Annex B. The Seller does not hold any of the securities detailed in Annex B.

         2.8 That the unaudited Financial Reports of Macfall as at 30th September 1999 properly reflect, in accordance with accepted principles of accounting, the state of its assets, its liabilities, its capital, its business and the results of its operations up to that date; and that since the publication of the foregoing Financial Reports no material changes have taken place to the detriment of the state of the assets, liabilities, capital, business and the results of the operations of Macfall.

         2.9 That the Opinion of the valuator which was undertaken by First Boston Credit Suisse in November 1999 in connection with the value of the company "Alba Waldenstan" (hereinafter: "Alba"), pointed to the value of Alba as at the effective date as being higher than the price which was paid by Tafron for the purchase there. The board of directors of Tafron relied upon that Opinion in its decision to acquire Alba.

         2.10 The founding documents of the Company (the Memorandum and Articles of Association) which are attached as Annexes C and D to this Contract, are valid and the founding documents are revised to the date of signature of this Contract, and no resolution for the alteration or amendment thereof has been adopted.

         2.11 That save for the matters set out in Annex B to this Contract, correct as at the date of signature of this Contract, no person (including, but not only, the Seller) has any right to the allotment of any share capital in Macfall and/or any right of first refusal in connection with any aforesaid allotment, and that there is also no obligation of any kind and nature whatsoever to increase the share capital of Macfall and/or to allot any securities therefrom and/or to issue capital notes to any person (included, but not only, to the Seller) and/or any obligation to refrain from any of the foregoing acts.

                  For this purpose "share capital" - means securities and rights of any kind whatsoever, including but not only, ordinary shares (and all the various classes thereof), management shares, bonus shares, options, convertible debentures and any right whatsoever to the receipt thereof and/or to the acquisition thereof and/or to the allocation of any one of them.

         2.12 That insofar as it is aware, no resolution with respect to the distribution of a dividend has been adopted by Macfall after 30th September 1999, and insofar as it is aware there is no intention to distribute any dividend in which the Purchaser would not be included.

         2.13 That to the best of its knowledge the signature of this Contract and the implementation of the provisions thereof are not contrary to or inconsistent with any contract, obligation or restriction to which it is a party, and there is nothing whatsoever legally, business-wise or otherwise to prevent the implementation thereof.

         2.14 That it is aware that its declarations as set out in this Contract constitute the basis for the Purchaser's entering into contractual arrangements under this Contract, and it is not aware of any material detail in relation to Macfall and/or to the companies affiliated to it which is not capable of disclosure to the public.

                  In this context, the Purchaser declares that it has been brought to its knowledge that negotiations are being conducted for the merger of the company New Horizon (a subsidiary of Macfall) with another company and also that the continued operations of New Horizon are dependant upon the success of these negotiations. The Purchaser declares that it shall not raise any claim against the Seller in this connection irrespective of howsoever the board of directors of the Company shall resolve in the matter.

3.       The First Stage of the Sale Transaction

         3.1 The Seller undertakes to sell and to transfer to the Purchaser under the first stage half of the Shares Sold, that is to say, 1,993,260 shares in the Company, and the Purchaser hereby undertakes to purchase and to accept possession from the Seller of such shares (hereinafter: "the First Half of the Shares Sold").

         3.2 In consideration for the First Half of the Shares Sold the Purchaser undertakes to pay to the Seller the sum of $ 6,983,260, which constitutes an amount of $ 3.5024 for each ordinary share in Macfall, multiplied by 1,993,850 shares.

         3.3 The consideration set out in paragraph 3.2 above shall be paid in 2 installments:

                  3.3.1 On the First Payment Date the sum of $ 1,750,000.

                  3.3.2 On the Second Payment Date the sum of $ 5,233,260.

         3.4 Upon effecting the first payment the Purchaser shall be entitled to call upon the Seller to recommend to the board of directors of the Company that an additional director, whose identity shall be determined by the Purchaser, be attached to the board of directors. Such additional director shall resign from his office if the second payment is not made in accordance with the provisions of this Contract; a letter of resignation shall be deposited, as a condition of appointment, with the Seller's attorney, Advocate Pinhas Volovelsky.

         3.5 The parties shall appoint Advocate Pinhas Volovelsky (hereinafter: "the Trustee") as Trustee for the implementation of both the stages of the sale transaction in accordance with this Contract. On the First Payment Date the Seller shall deposit with the Trustee a deed of transfer of the shares with respect to 454,227 shares, signed by the Seller together with the appropriate share certificate, which shall be transferred to the Purchaser upon the First Payment being effected, to the order of the Seller's account no. 51661 at Branch no. 655 (the Bnei Brak branch) of Bank Hapoalim Ltd. (hereinafter: "the Bank"). On the Second Payment Date the Seller shall deposit with the Trustee a deed of transfer of the shares with respect to 1,539,623 shares, signed by the Seller, which shall be transferred to the Purchaser against the Second Payment being effected into the aforesaid account, together with the appropriate share certificate which shall be obtained from the Bank against such Second Payment being effected.

         3.6 For the sake of clarity it is recorded that the first stage of the sale transaction, as set out in paragraph 3 above, is final and absolute.

4.       The Second Stage of the Sale Transaction

         4.1 Under the second stage, the Purchaser shall purchase from the Seller, on the Third Payment Date, the other half of the Shares Sold, that is to say, 1,993,850 shares in the Company (hereinafter: "the Balance of the Shares Sold"), at a price of $ 3.5024 per share and in the aggregate $ 6,983,260 (hereinafter: "the Balance of the Consideration for the Shares Sold"), this being subject to the carrying out and completion of an appropriate examination of the Company, as set forth in paragraph 4.4 hereunder, to the satisfaction of the Purchaser.

         4.2 Subject to the completion of the appropriate examination as aforesaid, the transfer of the Balance of the Shares Sold and payment of the Balance of the Shares Sold shall be effected on the Third Payment Date, in accordance with the procedure set forth in paragraph 3.5 above, mutatis mutandis.

         4.3 It is hereby agreed that for the purpose of securing the implementation of the second stage of the sale transaction and the completion thereof, the Seller shall, on the First Payment Date, deposit with the Trustee a deed of transfer of the shares signed by it with respect to the Balance of the Shares being Transferred. The Trustee shall act in accordance with the following provisions:

                  4.3.1 The Trustee shall hand over the deed of transfer of the shares and the share certificates with respect thereto (the certificates shall be obtained from the Bank against the third payment being effected) to the Purchaser against the deposit of the Balance of the Consideration for the Shares Sold into the Seller's account at the Bank.

                  4.3.2 In the event of the Balance of the Shares Sold not being handed over to the Purchaser on the Third Payment Date, the Trustee shall return the deed of transfer of the Shares to the Seller or to his order, unless the Trustee shall have received written notice from the Purchaser that it desires to continue with the appropriate examination in the circumstances set out in paragraph 4.5 hereunder, and in such an event, the Trustee shall hold the deed of transfer of the shares which are in trust for a further 15 days.

                  4.3.3 The Trustee shall be entitled to refer to any competent judicial authority on any question, if any, which may arise within the context of the trust in pursuance of this Contract.

                  4.3.4 The parties hereby release and relieve the Trustee from any liability for any damage of any kind whatsoever, if any, which may be caused to it as a result of and/or in consequence of any act and/or omission of the Trustee provided that he had acted in good faith in accordance with the provisions of this Contract.

                  4.3.5 The signature by the parties of this Contract constitutes an irrevocable instruction to the Trustee to act in accordance with the provisions of this paragraph 4.3 above.

         4.4 It is hereby agreed that the Seller shall do whatsoever shall be required in order to enable the Purchaser to carry out such an appropriate comprehensive and detailed examination of Macfall as is the accepted practice in similar instances on the basis of the declarations of the Seller contained in paragraph 2 of the Contract (hereinafter: "the Appropriate Examination"). The Appropriate Examination shall be carried out by the Purchaser itself and/or though its employees and/or its representatives and/or its professional consultants, over a period which shall be between the First Payment Date and 6th February 2000.

                  4.4.1 The Appropriate Examination shall be carried out subject to the signature by all the appropriate entities of a letter of confidentiality in the form attached hereto as Annex E to this Contract.

                  4.4.2 Should, at the conclusion of the Appropriate Examination, it become evident to the Purchaser that the declarations of the Seller as set forth in paragraph 2 above are incorrect and incomplete (save in relation to details which are not of an essential nature), the Purchaser shall be entitled not to complete the second stage of the sale transaction, and not to purchase the Balance of the Shares Sold on the Third Payment Date.

                  4.4.3 A "detail of an essential nature" for such purpose means:

                          (a) In relation to the declarations of the Seller with respect to the quantity of shares of the Company and the nature of its rights therein (the declarations which are set out in sub paragraphs 2.1 to 2.7 above as well as in sub paragraphs 2.10 and 2.11 above) any detail whatsoever.

                          (b) In relation to the declarations of the Seller with respect to the business results and operations of the Company (the declarations which are set out in sub paragraphs 2.8 to
                                   2.11 above) - details which would cause, cumulatively, a divergence of in excess of $ 1 M in the equity of the Company as at 30th September 1999 or a reduction in the worth of Alba to below the price of the acquisition thereof by Tafron.

                  4.4.4 It is hereby agreed that in the event of the Seller failing to furnish any details, explanations, data or documents which are reasonably required for the purpose of the Appropriate Examination (hereinafter:
                          "the Deficiencies") notwithstanding that the Purchaser (or the persons scrutinizing on its behalf) shall have requested this for the purpose of an Appropriate Examination during the course of the first 15 days which had been prescribed for the carrying out thereof, the Third Payment Date shall be postponed for 15 days and the acquisition of the Shares Sold shall be effected only should the Seller make good the Deficiencies to the satisfaction of the Purchaser during those further 15 days.

5.       Shareholders Agreement

         At the time of signature of this Contract the parties shall enter into a Shareholders Agreement in the form attached hereto as Annex F to this Contract.

6.       Taxes and Costs

         6.1 Each of the parties to this Contract shall bear such taxes as are imposed on it according to law with respect to the transaction which is the subject matter of this Contract.

         6.2 Stamp duty with respect to this Contract and/or in connection with the transfer of the Shares Sold, if applicable, shall be due by the Seller and Purchaser in equal shares (50% shall be paid by the Seller and 50% shall be paid by the Purchaser).

         6.3      Each party shall bear the fees of its attorney.

7.       Miscellaneous

         7.1 The transaction which is the subject matter of this Contract is subject to and conditional upon the approval of the Director of Business Restrictions. The parties shall jointly apply to the Director of Business Restrictions in order to obtain his approval as aforesaid and shall furnish him with particulars and documents to the extent required for such purpose.

         7.2 The parties acknowledge and declare that the amounts specified in paragraphs 3 and 4 above on the one hand and the Shares Sold on the other, constitute a final, fair, fitting, and definitive consideration for the fulfillment of all the obligations which they have assumed by virtue of the provisions of this Contract, and no claim on the part of one of them to the effect that the other party is obliged to increase and to pay or to give to it, either directly or indirectly, any additional consideration in connection with this Contract and/or in connection with the fulfillment of any of its obligations in pursuance thereof, shall be admissible.

         7.3 The parties undertake that subject to the provisions of any law, they shall keep confidential the matter of the transaction between them and the details thereof. Accordingly and inter alia, any publication concerning the transaction and the details thereof, whether by operation of law or voluntarily by the parties, shall be undertaken in concert and with consensus between the parties as to the timing thereof, the content thereof and the place of publication thereof.

         7.4 This Contract and the Annexes thereto consolidate and express the set of relationships, the rights and the obligations between the parties in an exclusive and absolute manner. Upon signature of this Contract any agreement, contract, declaration, assurances and undertakings which had been made between the parties and/or between some person acting on their behalf (whether prepared in writing or made verbally) shall be null and void.

         7.5 No variation and/or amendment and/or addition and/or waiver and/or departure from the provisions of this Contract shall be valid unless effected in writing and signed by the parties to this Contract.

         7.6 Any agreement on behalf of one of the parties to this Contract to depart from the conditions of this Contract and/or to waive in one particular instance shall not constitute a precedent and no inference with respect to any other instance is to be drawn therefrom. The non use by either party of any right conferred upon it in pursuance of this Contract in any one particular instance is not to be deemed to be a waiver of that right in any identical, similar or dissimilar instance, and no inference may be drawn therefrom as to any waiver whatsoever of any right whatsoever by that party.

         7.7 The parties undertake to cooperate with each other and inter alia in this context, to do whatever shall be required for the purpose of the speedy and efficient execution of this Contract, including the signature of any document which may be required for such purpose.

         7.8 Nothing contained in any of the provisions of this Contract shall be construed as constituting a contract for the benefit of any third party whatsoever.

         7.9 The addresses of the parties for the purposes of this Contract are as specified in the heading of this Contract and any notice to be sent by either party to the other by registered post in accordance with the above addresses, in the absence of written notice from either party to the other as to a change in its address, shall be deemed to have reached its destination to have come to the knowledge of the addressee party within 72 hours from the time of its handing for dispatch by post.

         7.10 Notices delivered personally shall be deemed to have been delivered and to have been brought to the knowledge of the addressee party at the time of actual delivery. Notices may also be delivered by means of a telegram in accordance with the addresses of the parties set out above and the date of delivery thereof shall be deemed in such an event to be on the first business day after the date upon which they were so dispatched.


          In witness whereof the parties have affixed their signatures:


 "signature" - Arwol Achzakot Ltd.                       "signature"
----------------------------------            ----------------------------------
            The Seller                                  The Purchaser


Annexes:

Annex A -         Paragraph 2.6 Details of Shareholders in the Company

Annex B -         Paragraph 2.7 Details of Additional Securities issued by the
                  Company and which are held by the Seller

Annex C -         Paragraph 2.10 Memorandum of Association of the Company

Annex D -         Paragraph 2.10 Articles of Association of the Company

Annex E -         Paragraph 4.4.1 Letter of Confidentiality

Annex F -         Paragraph 5 Shareholders Agreement

                                     ANNEX A

                TABLE OF SHAREHOLDERS AND RATES OF THEIR HOLDING


--------------------------------------------------------------------------------
        Name of Shareholder               No. of Shares Ordinary Shares of a par
                                                       value of NIS 1.-
--------------------------------------------------------------------------------
Silberdik Gadi                                                1
--------------------------------------------------------------------------------
Peleg Ran                                                     1
--------------------------------------------------------------------------------
Stein Itzhak                                                  1
--------------------------------------------------------------------------------
Cantalevi Arieh                                               1
--------------------------------------------------------------------------------
Kramer Moshe                                                  1
--------------------------------------------------------------------------------
Bar Lev Yehuda                                                7
--------------------------------------------------------------------------------
Bank Mizrachi Registrations Company Ltd.              3,375,905
--------------------------------------------------------------------------------
Arwol Achzakot Ltd.                                  12,183,671
--------------------------------------------------------------------------------
Total                                                15,560,588
--------------------------------------------------------------------------------

                                     ANNEX B

                               LIST OF SECURITIES

------------------------------------------------------------------------------------------------------------------
  Securities      Par Value      Basis of      Rate of      Payment at time of       Earliest       Last date of
                 in Turnover     Linkage       Interest        conversion in       Payment Date      Payment /
                                                            nominal new Israeli                        Lapse
                                                                  shekels
------------------------------------------------------------------------------------------------------------------
   Ordinary       15,560,588
   shares of
    NIS 1.-
------------------------------------------------------------------------------------------------------------------
  Debentures       6,559,113       Index         2.00               15             5th November     5th November
   Series A                                                                            2000             2000
------------------------------------------------------------------------------------------------------------------
  Debentures       3,557,011      Dollar         3.00               15             5th May 2000     5th May 2000
   Series B
------------------------------------------------------------------------------------------------------------------
  Debentures      64,679,148       Index         1.45               18              20th August     20th August
   Series C                                                                            2001             2001
------------------------------------------------------------------------------------------------------------------
    Options        5,350,000                                        14
------------------------------------------------------------------------------------------------------------------